News ONEOK to Participate in Investor Conference TULSA, Okla. – May 27, 2025 – ONEOK, Inc. (NYSE: OKE) will participate in an investor conference this week and in a fireside chat session at 2:30 p.m. Eastern Time (1:30 p.m. Central Time) on Wednesday, May 28. The session will be webcast live on ONEOK’s website at www.oneok.com. The webcast will also be available for replay. ONEOK’s latest investor materials are available at www.oneok.com. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### May 27, 2025 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1